SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of August 27, 1997 between BUSINESS LOAN CENTER, INC., a Delaware corporation with its principal place of business located at 919 Third Avenue, 17th Floor, New York, New York 10022 ("Debtor"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation with its principal place of business located at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 ("Secured Party"), with reference to the following facts:

                                    RECITALS

      A. Debtor, BLC Financial Services, Inc., a Delaware corporation ("Parent"), and Business Loan Center, a New York general partnership (collectively, the "Original Borrowers"), and Sterling National Bank (formerly known as Sterling National Bank & Trust Company of New York), a national banking association ("Sterling"), have entered into that certain Revolving Credit Agreement dated as of December 19, 1994, as amended, restated, supplemented or otherwise modified from time to time (the "Original Credit Agreement"), pursuant to which Sterling has made certain advances to Original Borrowers prior to the date hereof.

      B. Original Borrowers and Sterling have entered into that certain Security Agreement dated as of December 19, 1994, as amended, restated, supplemented or otherwise modified from time to time (the "Original Security Agreement"), to secure the obligations of Original Borrowers to Sterling under the Original Credit Agreement.

      C. Sterling and Secured Party have entered into that certain Partial Assignment Agreement of even date herewith, pursuant to which Sterling has assigned to Secured Party all of Sterling's right, title and interest to and all of its obligations under the portions of the "Revolving Credit Loans" (as defined in the Original Credit Agreement) previously advanced by Sterling to Original Borrowers against the "Unguaranteed Portions" of "Eligible SBA Loans" (each as defined in the Original Credit Agreement), and certain related obligations,

"Collateral" (as defined in the Original Security Agreement) and other assets (the "Assignment").

      D. Debtor, Parent and Sterling are entering into that certain Amended and Restated Credit Agreement of even date herewith (the "Restated Sterling Credit Agreement"), to amend and restate the Original Credit Agreement and to reflect certain amendments to that portion of the financing arrangements thereunder that will continue to be in effect between Debtor, Parent and Sterling immediately after the Assignment.

      E. Debtor, Parent and Secured Party are entering into that certain Restated and Amended Loan Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time,the "Loan Agreement"), to amend and restate the Original Credit Agreement and to reflect certain amendments to that portion of the financing arrangements thereunder that will continue to be in effect between Debtor, Parent and Secured Party immediately after the Assignment.

      F. Debtor, Parent and Secured Party are entering into this Agreement to restate and amend the terms of the Original Security Agreement with respect to the financing arrangements that will continue to be in effect between Debtor, Parent and Secured Party under the Loan Agreement immediately after the Assignment.

      G. Secured Party and Sterling are entering into that certain Intercreditor Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), to clarify their respective rights with respect to the obligations of Debtor and Parent to each of them and their respective collateral therefor.

                                    ARTICLE I

                                  GENERAL TERMS

      1.1 Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, and the following terms shall have the following meanings, unless the context otherwise requires (such meanings being equally applicable to both the singular and plural form of the terms defined):


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

            "Accounts" means all accounts, Notes Receivable, contract rights, chattel paper, instruments and documents (as such terms are defined in the UCC), including all accounts receivable, other receivables, and other forms of obligations, whether now owned or hereafter created or acquired by Debtor or in which Debtor now has or hereafter acquires any interest.

            "Account Debtor" means any Person liable (whether directly or indirectly, or primarily or secondarily) for the payment or performance of any obligations or undertakings included in the Collateral, whether as an account debtor (as defined in the UCC), obligor in respect of instruments or Investment Property, issuer of documents or securities, guarantor or otherwise.

            "Agreement" means this Security Agreement, as the same may from time to time be amended, modified or supplemented.

            "Assignment" shall have the meaning assigned to such term in the preamble of this Agreement.

            "Collateral" shall have the meaning assigned to such term in Section 2.1.

            "Debtor" shall have the meaning assigned to such term in the preamble of this Agreement.

            "Event of Default" means any event specified in Section 6.1.

            "General Intangibles" means all personal property other than goods, accounts, chattel paper, documents, instruments, Investment Property, and money. Such personal property shall include all letters of credit, bonds, guaranties, and other contractual rights (whether similar or dissimilar), rights to performance, and claims for damages, rights to refunds (including tax refunds) or other monies due or to become due; all orders, franchises, permits, certificates, licenses (excluding Debtor's license to make SBA 7(a) Loans), consents, exemptions, variances, authorizations or other approvals by any governmental agency or court; literary rights, patents, patent applications, copyrights, trademarks, trademark applications, labels, trade names and trade styles and goodwill; all customer lists, business


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

      records, computer programs and tapes and computer software; all claims under guaranties, security interests, liens, or other security held by or granted to Debtor to secure payment of any of the Accounts or loans made to an Account Debtor; deposit accounts and other bank accounts, and all rights to indemnification and all other intangible property of every kind and nature, whether similar or dissimilar to the foregoing.

            "Intercreditor Agreement" shall have the meaning assigned to such term in the Recitals of this Agreement.

            "Investment Property" all investment property (as such term is defined in the UCC), including all securities, whether certificated or uncertificated, all security entitlements, all security accounts, all commodity contracts and all commodity accounts.

            "Loan Agreement" shall have the meaning assigned to such term in the Recitals of this Agreement.

            "Secured Party" shall have the meaning assigned to such term in the preamble of this Agreement.

            "Sterling" shall have the meaning assigned to such term in the preamble of this Agreement.

      1.2 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any reference to a "Section," "Exhibit," "Article," or "Schedule" shall refer to the relevant Section or Article of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary. Any pronoun used shall be deemed to cover all genders. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                                SECURITY INTEREST


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

      2.1 Grant of Security Interest. To secure the prompt payment and performance to Secured Party of the Liabilities, Debtor hereby irrevocably grants to Secured Party, subject to Section 2.3 hereof, a first, prior and continuing security interest in and Lien upon the following property of Debtor to the extent of Debtor's interest therein (the "Collateral") whether now owned or existing or hereafter acquired, owned, existing or arising (whether acquired by contract or operation of law) and wherever located, which shall be retained by Secured Party until all of the Liabilities have been paid in full and this Agreement has been terminated:

            (a)   All Accounts;

            (b) All inventory, equipment (including any and all computer hardware and components), machinery and fixtures of Debtor in all forms and wherever located, and all parts and products thereof, all accessories thereto, and all documents therefor;

            (c)   All General Intangibles;

            (d)   All Investment Property;

            (e) All monies, residues and property of any kind, now or at any time or times hereafter, in the possession or under the control of Secured Party or a bailee of Secured Party;

            (f) All leasehold interests in real property now owned or hereafter acquired by Debtor as lessee or sublessor;

            (g) All books and records (including any and all customer lists, credit files, computer programs, printouts, and other computer materials and records) of Debtor pertaining to any of the foregoing;

            (h) All other goods and personal property of Debtor, whether tangible or intangible and whether now or hereafter owned or existing, leased, or acquired by Debtor and wherever located;


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

            (i) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of the foregoing, including proceeds of insurance policies insuring the Collateral (including claims paid and premium refunds).

      2.2 Additional Security. Additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Liabilities, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

      2.3 Effect of Intercreditor Agreement. The security interest and Lien of Secured Party in any Collateral is subject to the terms of the Intercreditor Agreement and Sterling's rights to the extent provided for thereunder. In the event any provision of this Agreement conflicts or is inconsistent with the Intercreditor Agreement, the relevant provisions of the Intercreditor Agreement shall be controlling.

                                   ARTICLE III

                     DEBTOR'S REPRESENTATIONS AND WARRANTIES

      In order to induce Secured Party to accept this Agreement, Debtor represents and warrants to Secured Party (which representations and warranties shall survive the creation and payment of the Liabilities) that, after giving effect to the transactions, rights, and obligations contemplated and created by the Multi-Party Agreement:

      3.1 Ownership of Collateral; Encumbrances; Valid and Binding Agreement. Debtor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for Permitted Liens and the security interest created by this Agreement, and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party. This Agreement creates a valid first-priority security interest in the Collateral (except for the interest of Sterling to the extent provided in the Intercreditor Agreement), securing the payment of the Liabilities and constitutes a legal, valid and binding obligation of Debtor enforceable against Debtor in


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

accordance with its terms. The execution, delivery and performance of this Agreement shall not violate the terms of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Debtor is subject and, except for consents and approvals which have previously been obtained, does not require the consent or approval of any other Person.

      3.2 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for
(i) the due execution, delivery and performance by Debtor of this Agreement,
(ii) the grant by Debtor of the security interest granted by this Agreement, other than the consent of SBA to the granting of a security interest in the Collateral, which consent has previously been obtained pursuant to the Multi-Party Agreement, or (iii) the perfection of such security interest or the exercise by Secured Party of its rights and remedies under this Agreement.

      3.3 No Filings by Third Parties. Except for financing statements filed or recorded in connection with Permitted Liens, no financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming Secured Party as the secured party therein), and Debtor shall not execute any such financing statement or other public notice or recording in favor of any Person other than Secured Party or, to the extent permitted by the Intercreditor Agreement, Sterling, so long as any of the Liabilities are outstanding.

      3.4 No Name Changes. Debtor has not, during the preceding five (5) years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, Business Loan Center or the name used by Debtor herein.

      3.5 Location of Debtor. Debtor's chief executive office and Debtor's books and records concerning the Collateral are located at the address or location set forth in the preamble of this Agreement.

      3.6 Information Regarding Collateral. All information supplied by Debtor to Sterling or Secured Party in connection with the Liabilities or the Collateral (either prior or subsequent to the execution of this Agreement) is or (in the case


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

of subsequently furnished information) shall be true, correct, complete, valid and genuine to the best knowledge of Debtor after due inquiry. The delivery at any time by Debtor to Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Section 3.6 are true and correct, to the best knowledge of Debtor after due inquiry, with respect to each item of Collateral.

      3.7 Status of Accounts. All instruments comprising Accounts shall be properly issued, drawn, made and/or accepted and shall be genuine; Debtor shall have delivered possession of all such instruments to Lender's Agent within three
(3) Business Days of Debtor's receipt thereof; the issuer, drawer, maker, and/or acceptor thereof shall have no defenses (including defenses of any party which would be available in an action on a simple contract and the defenses of want or failure of consideration, nonperformance of any condition precedent, non-delivery, or delivery for a special purpose), right of set-off or claims to the Accounts; Debtor shall have good title to the Accounts; Debtor shall have no knowledge that the signature of the issuer, drawer, maker and/or acceptor is unauthorized; the Accounts shall not have been materially altered; all signatures shall be genuine and authorized; no defense of any party shall be good against Debtor; Debtor's transfer of the instruments comprising the Accounts to Secured Party shall be effective and rightful; and Debtor does not know of any fact which might impair the validity of the instruments comprising the Accounts or of Secured Party's Lien thereon.

      3.8 Federal Taxpayer Identification Number. Debtor's federal taxpayer identification number is 13-3568801.

                                   ARTICLE IV

                             COVENANTS AND AGREEMENT

      Debtor shall at all times comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Liabilities are outstanding.


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

      4.1 Change in Location of Debtor. Debtor shall provide written notification to Secured Party thirty (30) days before the date of any proposed change in the location of the chief executive office of Debtor.

      4.2 Change in Debtor's Name. Debtor shall not change its name, its identity or its corporate structure without notifying Secured Party of such change in writing at least thirty (30) days prior to the effective date of such change. Without the express written consent of Secured Party, however, Debtor shall not engage in any other business or transaction under any name other than Business Loan Center or Debtor's name hereunder.

      4.3 Delivery of SBA 7(a) Loan Notes. Debtor shall, within three (3) Business Days of Debtor's receipt thereof, deliver possession of all SBA 7(a) Loan Notes to Lender's Agent, for the benefit of Secured Party.

      4.4 Maintenance of Existence. Debtor shall maintain Debtor's corporate existence and remain in good standing and qualified to do business in all jurisdictions wherein the business transacted by it makes such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

      4.5 Sale, Disposition or Encumbrance of Collateral. Except to the extent authorized pursuant to Sections 6.3 and 6.13 of the Loan Agreement, Debtor shall not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party, without the prior written consent of Secured Party.

      4.6 Proceeds of Collateral. Except as otherwise provided under Section
2.13 of the Loan Agreement or under the Intercreditor Agreement, Debtor shall deliver to Secured Party promptly upon receipt all proceeds delivered to Debtor from the sale or disposition of any Collateral. If instruments are received as proceeds, they shall be, immediately upon receipt, properly endorsed or assigned and delivered to Lender's Agent as Collateral. This Section 4.6 shall not be construed to permit sales or dispositions of Collateral except as may be elsewhere expressly permitted by this Agreement or the Loan Agreement.


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

      4.7 Records Concerning Collateral, Financial Condition. Debtor shall keep accurate and complete records of the Collateral (including proceeds). These records shall reflect all facts concerning each Account including those pertaining to Debtor's warranties, representations and agreements under this Agreement. Secured Party may at all reasonable times have access to, examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral.

      4.8 Performance of Obligations. Debtor shall promptly perform all of its obligations under any other agreement or contract of any kind now or hereafter existing as security for or in connection with the payment of the Liabilities.

      4.9 Reimbursement of Expenses. Debtor shall pay to Secured Party all advances, charges, costs and expenses (including all reasonable costs and expenses of retaking, holding, preparing for sale and selling or otherwise realizing upon the Collateral in the event of any default by Debtor and all reasonable attorneys' fees, legal expenses and court costs), incurred by Secured Party in connection with the transaction which gives rise to this Agreement or the exercise of Secured Party's rights and remedies hereunder. Debtor hereby assumes all liability for the Collateral and any use, possession, maintenance and management by Debtor of any or all of the Collateral. Debtor shall indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including court costs and attorneys' fees incurred because of, incident to, or with respect to the Collateral or any use, possession, maintenance or management thereof by Debtor. All amounts for which Debtor is liable pursuant to this Section 4.9 shall be due and payable by Debtor to Secured Party within three (3) Business Days after demand is made therefor. If Debtor fails to make such payment upon demand, Secured Party may pay such amount and the same shall be due and payable by Debtor to Secured Party, together with interest accruing thereon at the rate applicable from time to time to the Revolving Loans.

      4.10 Further Assurances.

            (a) Debtor agrees that from time to time, at the expense of Debtor, provided that such action would not violate applicable SBA rules or regulations, Debtor shall promptly execute and deliver all further instruments and documents, and take


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

all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

            (b) Debtor shall furnish to Secured Party from time to time statements and schedules further identifying and describing its Collateral and such other reports in connection with such Collateral as Secured Party may reasonably request, all in reasonable detail and all in form and substance satisfactory to Secured Party.

      4.11 Insurance. Debtor shall maintain, with financially sound and reputable insurers, insurance to the extent required under Section 5.6 of the Loan Agreement.

      4.12 Accounts.

            (a) Debtor shall immediately notify Secured Party in writing in the event that any Account ceases to meet the requirements of this Agreement or any other Loan Document, including any material change, in any fact or circumstance warranted or represented by Debtor herein or in any other Loan Document at any time furnished by Debtor to Secured Party in connection with the Liabilities.

            (b) Subject to the provisions of the Multi-Party Agreement, the Loan Guaranty Agreement, and Section 6.13 of the Loan Agreement, Debtor shall not modify, extend or substitute any contract, the terms of which shall at any time have given rise to an Account, or adjust, settle, discount or compromise any of the Accounts.

            (c) Debtor shall duly perform or cause to be performed all of Debtor's obligations with respect to the Accounts and the underlying transactions giving rise to the Accounts.


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

                                    ARTICLE V

                   RIGHTS, DUTIES AND POWERS OF SECURED PARTY

      The following rights, duties and powers of Secured Party are applicable regardless of whether an Event of Default shall have occurred and be continuing:

      5.1 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by applicable law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

      5.2 Discharge Encumbrances. Secured Party may at its option but without any obligation to do so, and after written notice to Debtor of its intent to do so, discharge any uncontested taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral, in each case, only to the extent that Debtor does not do so. Debtor agrees to reimburse secured Party immediately and without demand for any payment so made, plus interest thereon at the rate applicable from time to time to the Revolving Loans.

      5.3 Attorney-in-Fact. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion, but at Debtor's cost and expense, and with notice in due course to
Debtor:

            (a) to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same;

            (b) to endorse any draft drawn by insurers of the Collateral, and Secured Party may apply any proceeds of such insurance to the Liabilities (whether or not due);

            (c) to take any action and execute any assignment, certificate, financing statement, notification, document or instrument, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement;


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

            (d) to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor;

            (e) upon the occurrence and during the continuance of an Event of Default, to obtain, adjust, sell and cancel any insurance with respect to the Collateral.

      5.4 Transfer of Collateral. Secured Party may assign any or all of the Indebtedness evidenced by the Liabilities to the extent permitted by Section 9.2 of the Loan Agreement, and upon any such assignment Secured Party may assign any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Upon becoming a party to or assignee under the Multi-Party Agreement or otherwise receiving the written approval of the SBA, any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

      5.5 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies.

      5.6 Disclaimer of Certain Duties. The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the Indebtedness evidenced by the Liabilities be diminished by, Secured Party's failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

      5.7 Waiver of Notice, Demand, Presentment, etc. Except as otherwise provided in the Loan Agreement, Debtor hereby waives any demand, notice of default, notice of acceleration of the maturity of the Liabilities, notice of intention to accelerate the maturity of the Liabilities, presentment, protest and notice of dishonor as to any action taken by Secured Party in connection with this Agreement, any note or other document.


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

      5.8 Account Debtors. To the extent and so long as Secured Party does not elect to invoke its remedies under Section 2.14 of the Loan Agreement, Debtor shall continue to collect the Accounts and place such collections into the Blocked Account or the Servicer Account, or to instruct Account Debtors to make deposits directly into the Blocked Account or the Servicer Account, as set forth in Section 2.13 of the Loan Agreement. Secured Party or its designee shall also have the right (i) to request Accountant to send a request for verification of Liabilities or Accounts to any Account Debtor, provided, that Secured Party simultaneously sends notice to Debtor that such request for verification has been sent to Accountant and, if Accountant fails to send such verification in a manner satisfactory to Secured Party within thirty (30) days of Secured Party's request to do so, to send such request for verification; and (ii) to do all other acts and things necessary to carry out the intent of this Agreement. No Account Debtor on any Account shall ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      6.1 Events of Default. Any event constituting an Event of Default under the Loan Agreement shall also constitute an Event of Default under this Agreement.

                                   ARTICLE VII

                                    REMEDIES

      7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, and subject to the provisions of the Multi-Party Agreement and the Intercreditor Agreement, Secured Party may take any or all of the following actions without notice (except where expressly required below) or demand to
Debtor:

            (a) Declare all or part of the Indebtedness pursuant to the Liabilities immediately due and payable and enforce payment of the same by Debtor.


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

            (b) Exercise in respect of the Collateral all of the rights and remedies of a Secured Party on default under the UCC.

            (c) Take possession of the Collateral, or at Secured Party's request Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. The risk of accidental loss or damage to or diminution in value of Collateral shall be on Debtor, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

            (d) Sell or lease, in one or more sales or leases and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including Debtor's premises), either for cash or credit or for future delivery and (unless prohibited by the UCC, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply against the purchase price therefor any Liabilities secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim or right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any


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

      time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or to be held by Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, Secured Party shall incur no liability in connection therewith. If only part of the Collateral is sold or transferred such that the Liabilities remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Liabilities are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Liabilities. Each and every method of disposition of the Collateral described in this Subsection 7.1(d) shall constitute disposition in a commercially reasonable manner.

            (e) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

            (f) Apply proceeds of the disposition of Collateral to the Liabilities in any manner elected by Secured Party and permitted by the UCC or otherwise permitted by law or in equity. Such application may include the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party. Any surplus of proceeds held by Secured Party after payment in full of all Liabilities shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus.

            (g) Appoint any party as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

            (h) Subject to the provisions of Section 7.3(a) of the Loan Agreement, apply and set-off (i) any deposits of Debtor held by Secured Party; (ii) all claims of Debtor against Secured Party, now or hereafter existing; (iii) any other property, rights or interests of Debtor which come into the possession or custody or under the control of Secured Party; and (iv) the proceeds of any of the foregoing as if the same were included in the Collateral. Secured Party agrees to notify Debtor promptly after any such set-off or application; provided, that the failure of Secured Party to give any such notice shall not affect the validity of such set-off or application. The rights of Secured Party under this Subsection 7.1(h) are in addition to any other rights and remedies, including any other rights of set-off.

            (i) Demand, collect, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due or to become due by virtue of, the Accounts;

            (j) Sell, transfer or assign or otherwise deal in the Accounts or the proceeds thereof, as fully and effectively as if Secured Party were the absolute owner thereof;

            (k) Extend the time of payment of any of the Accounts, to grant waivers and make any allowance or other adjustment with reference thereto; and

            (l) Endorse the name of Debtor on notes, checks or other evidences of payments on Collateral that may come into possession of Secured Party and deliver the same to Document Agent.

      7.2 Settlement of Accounts. In the event that Secured Party exercises its right to settle or adjust any disputes or claims with Account Debtors on behalf of Debtor for an amount less than the original Account in dispute, Secured Party shall not be obligated to credit the Liabilities in an amount in excess of the amount that Secured Party receives as payment on such disputed Account. Any exercise by Secured Party of its rights in and to the Accounts shall, as may be applicable, be a full and complete release, discharge and acquittance of the Account Debtor with respect to such Account, and Debtor shall take any action as may be reasonably required by Secured Party in connection therewith.

      7.3 Servicing of SBA Loans. Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of the Multi-Party Agreement and the Intercreditor Agreement, Secured Party, or its designee, may monitor, manage, and service any or all of the Notes Receivable, including the Sold Notes Receivable, and Debtor's relationship with the Term Loan Debtors and other customers of Debtor, on the terms and conditions set forth in Section 7.3(d) of the Loan Agreement.

      7.4 Liability for Deficiency. If any action of Secured Party hereunder results in a partial reduction of the Liabilities, such action shall not release Debtor from its liability to Secured Party for any unpaid Liabilities, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      8.1 Notices. Except as otherwise provided herein, whenever this Agreement provides that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered (a) in person with receipt acknowledged, or (b) by facsimile with receipt confirmed, or (c) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a) If to Secured Party, at:

                  Transamerica Business Credit Corporation
                  8750 W. Bryn Mawr Avenue, Suite 720
                  Chicago Illinois  60631
                  Attention:  Account Executive - BLC
                  Facsimile:  (773) 380-6169

                  and

                  Transamerica Business Credit Corporation
                  9399 West Higgins Road, Suite 600
                  Rosemont, Illinois  60018
                  Attention:  Mary F. Krakowski, Esq.
                  Facsimile:  (847) 685-1142

                  With copies to:

                  Murphy, Weir & Butler
                  101 California Street, 39th Floor
                  San Francisco, California  94111
                  Attention:  Hill Blackett, III, Esq.
                  Facsimile:  (415) 421-7879

            (b) If to Debtor, at:

                  Business Loan Center, Inc.
                  919 Third Avenue, 17th Floor
                  New York, New York  10022
                  Attention:  Mr. Robert Tannenhauser
                              President
                  Facsimile:  (212) 751-9345

                  With copies to:

                  Weil, Gotshal & Manges, LLP
                  767 Fifth Avenue, 31st Floor
                  New York, New York  10153
                  Attention:  Simeon Gold, Esq.
                  Facsimile:  (212) 310-8007
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile, with receipt acknowledged or confirmed, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      8.2 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any Obligation of Debtor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any default hereunder or in connection with the Liabilities without waiving the default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's Liabilities hereunder. This Agreement represents the final Agreement between the parties with respect to the subject matter hereof and may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

      8.3 Subrogation. Until all Indebtedness in connection with the Liabilities shall have been paid in full, Debtor shall have no right to subrogation or to enforce any remedy or participate in any Collateral or security whatsoever now or hereafter held by Secured Party.

      8.4 Continuing Security Agreement.

            (a) This Agreement shall constitute a continuing security agreement, and all representations and warranties, covenants and agreements shall, as applicable, apply to all future as well as existing transactions. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.

            (b) To the extent that any payments on the Liabilities or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other party under any bankruptcy law, common law or equitable cause, then to such extent the Liabilities so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect.

            (c) In the event that the Liabilities are structured such that there are times when no Indebtedness is owing thereunder, this Agreement shall remain valid and in full force and effect as to all subsequent Indebtedness included in the Liabilities, provided Secured Party has not in the interim period executed a written release or termination statement or returned possession or reassigned the Collateral to Debtor.

      8.5 Termination. When all Liabilities secured hereby shall have been paid in full and Secured Party's obligation to make Revolving Loans has terminated, this Agreement and the Liens created hereby shall terminate. Promptly thereafter, Secured Party shall reassign and deliver to Debtor, without recourse, all Collateral in its possession, and shall execute a written release or termination statement.

      8.6 CONSTRUCTION. THIS AGREEMENT, THE LOAN AGREEMENT, THE REVOLVING CREDIT NOTE, AND THE OTHER LOAN DOCUMENTS ARE CONTRACTS MADE UNDER AND SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, AND ALL CLAIMS AND CAUSES OF ACTION RELATED HERETO AND THERETO, WHETHER SOUNDING IN CONTRACT OR IN TORT, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF ILLINOIS, AS SUCH LAWS ARE NOW IN EFFECT (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS) AND, WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO SECURED PARTY AND TO THE EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW; PROVIDED, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH

JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF SECURED PARTY'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF SECURED PARTY'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. IT IS THE INTENT OF ALL OF THE PARTIES HERETO THAT THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN THIS AGREEMENT, THE REVOLVING CREDIT NOTE, AND THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

      8.7 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, DEBTOR AND SECURED PARTY HEREBY WAIVE, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR THE LOAN AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. SECURED PARTY AND DEBTOR EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. SECURED PARTY AND DEBTOR FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT, THE REVOLVING CREDIT NOTE, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      8.8 Successors and Assigns. This Agreement shall be binding on Debtor, Debtor's successors and assigns, and inure to the benefit of Secured Party and its successors and assigns. Debtor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Secured Party.

      8.9 Conflict with Multi-Party Agreement. In the event any provision of this Agreement conflicts or is inconsistent with the Multi-Party Agreement, as amended from time to time, the relevant provisions of the Multi-Party Agreement shall be controlling.

      8.10 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

      8.11 Counterparts. This Agreement may be executed in counterparts and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed as original, but all of such counterparts together shall constitute one and the same instrument.

      8.12 Partial Restatement of Original Security Agreement. This Agreement restates and amends the Original Security Agreement to the extent that the provisions thereof apply to the financing arrangements under the Original Credit Agreement that will continue to be in effect between Debtor, Parent and Secured Party pursuant to the Loan Agreement immediately after the Assignment. The Original Security Agreement shall continue to be effect with respect to the financing arrangements under the Original Credit Agreement that will continue to be in effect between Debtor, Parent and Sterling pursuant to the Restated Sterling Credit Agreement immediately after the Assignment.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                          DEBTOR:

                                          BUSINESS LOAN CENTER, INC.,
                                          a Delaware corporation



                                          By: /s/ Robert Tannenhauser
                                              ---------------------------------
                                              Robert F. Tannenhauser
                                              President


                                          SECURED PARTY:

                                          TRANSAMERICA BUSINESS CREDIT
                                          CORPORATION, a Delaware corporation


                                          By: /s/ Sam V. LoBosco
                                              ---------------------------------
                                              Sam V. LoBosco
                                              Vice President - Credit

                          ACKNOWLEDGMENT OF INSTRUMENTS



STATE OF ___________________        )
                                    )        SS.
COUNTY OF __________________        )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



Signature _______________________________                     (Seal)

                          ACKNOWLEDGMENT OF INSTRUMENTS



STATE OF ___________________        )
                                    )        SS.
COUNTY OF __________________        )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



Signature _______________________________                     (Seal)